UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2025

COGENT BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Wyman Street, 3rd Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	COGT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 5, 2025, Cogent Biosciences, Inc. (“Cogent”) and BP THIRD AVENUE LLC, an affiliate of Boston Properties (the “Landlord”), entered into a lease agreement (the “Lease”) pursuant to which Cogent will lease approximately 31,518 square feet of office space in the building known as 180 CityPoint and having an address at 180 Third Avenue, 4th Floor, Waltham, Massachusetts 02451 (the “Leased Space”). The new office will serve as Cogent’s corporate headquarters and replace its existing headquarters in Waltham, which is subject to a sublease that expires in September 2026.

The Leased Space will be newly built out by the Landlord with a fit-for-purpose design under a turnkey model, and Cogent is not anticipating any material tenant improvement costs associated with the buildout. The term of the Lease will commence when Landlord has substantially completed all construction and the Leased Space is ready for occupancy, which is expected to be in May 2026 (the “Commencement Date”). The Lease will have a term of seven (7) years and ten (10) months from the Commencement Date, and Cogent has an option to extend the term of the Lease for an additional five-year period. Cogent’s obligation to pay base rent begins five (5) months after the Commencement Date at an initial rate of $32.00 per square foot. Rent will be payable in equal monthly installments and subject to annual increases of $1.00 per square foot over the term. Additionally, Cogent is required to pay its share of operating expenses and property taxes as additional rent. In connection with the Lease, Cogent will deposit with the Landlord a letter of credit in the amount of approximately $336,000 as a security deposit.

The foregoing description of the terms of the Lease does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.1 herewith.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the Lease Commencement Date, completion of construction of the Lease Space, rent payments and anticipated tenant improvement costs. These forward-looking statements are based on Cogent’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks, uncertainties and contingencies related to the construction of the Leased Space. A further description of the risks and uncertainties relating to Cogent’s business is contained in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Cogent undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease by and between Cogent Biosciences, Inc. and BP THIRD AVENUE LLC dated September 5, 2025. Filed herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2025	COGENT BIOSCIENCES, INC.

	By:	/s/ Evan Kearns
Evan Kearns
Chief Legal Officer and Corporate Secretary